Exhibit 16.1

                                                                    May 13, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


Dear Sirs:

     We have read and agree with the comments in Item 4 of Form 8-K/A of P.D.C. Innovative Industries, Inc. (Commission File No. 0-27157) dated April 14, 2003, insofar as the comments relate to our firm, except for the following: with regard to the first paragraph, we are not in a position to agree or disagree with the statement that the decision to change accountants was approved by the Board of Directors of P.D.C. Innovative Industries, Inc.



                                             Yours truly,

                                             /s/ Margolies, Fink and Wichrowski
                                                 Margolies, Fink and Wichrowski
                                                 Certified Public Accountants